UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2021

CLEAN HARBORS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive	Norwell	MA	02061-9149
(Address of Principal Executive Offices)			(Zip Code)

 Registrant’s telephone number, including area code (781) 792-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CLH	New York Stock Exchange

Item 7.01    Regulation FD Disclosure
During the first quarter of 2021, the Company reorganized its Safety-Kleen business. The collection services for waste oil, used oil filters, antifreeze and related items and bulk blended oil sales operations were combined with the Safety-Kleen Oil business to form the Safety-Kleen Sustainability Solutions business. Under this structure, Safety-Kleen Sustainability Solutions will encompass both sides of the spread the Company manages in its re-refinery business, and the Company expects this change to drive additional growth in its sustainable lubricant products and related services.
Concurrently with this change, the Company consolidated the Safety-Kleen branches' core offerings, including containerized waste, parts washer and vacuum services, into the legacy Clean Harbors Environmental Services sales and service operations. The Company expects this change to foster enhanced cross-selling opportunities within the environmental businesses and increase market presence with small quantity generators of hazardous waste.
In restructuring the operations of the Company in this manner, the information that the chief operating decision maker regularly reviews for purposes of allocating resources and assessing performance changed to conform to this new operating structure of the business. The Company reevaluated the identification of its operating segments, in accordance with ASC 280, Segment Reporting, and concluded that Environmental Services and Safety-Kleen Sustainability Solutions are the Company's operating segments and reportable segments starting in the first quarter of 2021, with the operations not managed through the Company's operating segments described above continuing to be recorded as Corporate Items.
The primary financial measure by which the Company evaluates the performance of its segments is "Adjusted EBITDA" which consists of net income plus accretion of environmental liabilities, stock-based compensation, depreciation and amortization, net interest expense, loss on early extinguishment of debt, provision for income taxes and excludes other gains, losses or non-cash charges not deemed representative of fundamental segment results and other (income) expense, net.
Exhibit 99.1 to this report on Form 8-K provides an unaudited recast summary of the Company’s historical reportable segment level operating results for the four fiscal quarters and full year ended December 31, 2020 and full year ended December 31, 2019. The information contained in this report and attached Exhibit 99.1 is being furnished pursuant to Regulation FD in order to provide the financial community with summary financial information and historical data that is on a basis consistent with how we report current financial information.
The recasting of previously issued financial information in attached Exhibit 99.1 does not represent a restatement of previously-issued financial statements and does not affect our reported net income, earnings per share, total assets, or stockholders’ equity for any of the previously reported periods.
The information furnished in Item 7.01, including attached Exhibit 99.1, shall not be deemed “filed” for any purpose, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing. This report shall not be deemed an admission as to the materiality of any information in this report and attached Exhibit 99.1 that is provided in connection with Regulation FD.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being furnished herewith:

99.1	Full Year 2020 by Quarter and Full Year 2019 Unaudited Segment Information

104	The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline eXtensible Business Reporting Language)

SIGNATURES
    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

May 5, 2021	/s/ Michael L. Battles
Executive Vice President and Chief Financial Officer

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